Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-138652 on Form S-3 of our report dated March 20, 2008, relating to the financial statements of Telesat Holdings Inc. appearing in the Annual Report on Form 10-K of Loral Space & Communications Inc. for the year ended December 31, 2007, and to the reference to us under the heading “Experts” in the Prospectus, which is part of such Registration Statement.

DELOITTE & TOUCHE LLP
Independent Registered Chartered Accountants
Licensed Public Accountants
Toronto, Ontario
August 11, 2008